REPORT ON SCHEDULE

The Board of Directors
Delta Woodside Industries, Inc:

Under date of August 13, 1996, we reported on the consolidated balance sheets of Delta Woodside Industries, Inc. as of June 19, 1996 and July 1, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, as contained in the 1996 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for the years ended June 19, 1996 and July 1, 1995 as listed on page F-2 of Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                   /s/ KPMG Peat Marwick LLP

Greenville, South Carolina                        KPMG Peat
Marwick LLP
August 13, 1996






                INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Delta Woodside Industries, Inc.

We consent to the incorporation by reference in the registration statements (No. 33-38930, No. 33-38931, No. 333-01381 and No 333-01383) on Form S-8 of Delta Woodside Industries, Inc., of our reports dated August 13, 1996, relating to the consolidated balance sheets of Delta
Woodside Industries, Inc. as of June 29, 1996 and July 1, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, and related schedule, which reports are incorporated by reference or appear in the 1996 annual report on Form 10-K of Delta Woodside Industries, Inc.


                                   /s/ KPMG Peat Marwick LLP

Greenville, South Carolina                        KPMG Peat
Marwick LLP
September 24, 1996






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